Exhibit 10.25

THIRD AMENDMENT TO
AMEND AND RESTATED

LIMITED LlABILITY COMPANY AGREEMENT
OF

ALEANNA ENERGY, LLC

(a Delaware Limited Liability Company)

This Third Amendment (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement of AleAnna Energy. LLC, a Delaware limited liability company (the “Company” ) is entered into and effective as of May 7, 2024 (the “Third Amendment”) by the Company and the undersigned Members. Each capitalized term used and not otherwise defined in this Amendment has the meaning given to such term in the Amended and Restated Limited Liability Company Agreement of the Company dated as of November 3, 2010. as amended by the First Amendment thereto, dated as of October 5. 2011 and as amended by the Second Amendment thereto, dated as of October 7, 2019 (the “LLC Agreement”).

RECTIALS

WHEREAS, on October 24, 2023, the Board of Directors of the Company (the “Board”) previously approved amendments to the LLC Agreement to amend the circumstances requiring a unanimous vote of the Members and to amend the provisions relating to the Board; and

WHEREAS, the Company and the Members desire to further amend the LLC Agreement to facilitate the Company’s ability to engage in a proposed sale transaction with an “up-C” or similar structure.

AMENDMENT

NOW, THEREFORE, BE IT RESOLVED, the LLC Agreement is hereby amended as follows:

1. Amendment to Section 6.1. Section 6.1(b) of the LLC Agreement is hereby amended to delete Section 6. l(b)(iv) in its entirety.

2. Amendment to Section 6.2. Section 6.2(b) of the LLC Agreement is hereby amended and restated to read in its entirety as follows:

(b) The Board shall consist of natural persons who need not be Members or residents of the State of Delaware. The Chairman of the Board. if any, shall be designated by the majority vote of the Directors. Subject to the remaining provisions of this Section 6.2. the Board shall consist of up to five Directors, which shall include three nominees designated by the Bluescape Member (the “Bluescape Designees”) in one or more designations as determined in the sole discretion of the Bluescape Member. Notwithstanding the foregoing, in the event that the Sharing Ratio of the Bluescape Member is less than 50%, then one of the Directors designated by Bluescape shall resign and the Board shall consist of up to four Directors, two of which shall be designated by the Bluescape Member.

3. Amendment to Section 7.2. Section 7.2 of the LLC Agreement is hereby amended by adding the following as a new subsection (c) at the end of that Section:

(c) If the Company determines to engage in a sale transaction involving the implementation of an “up-C” or similar structure where (1) the buyer forms a subsidiary that is taxed as a partnership (the “Up-C Subsidiary”), and the Company will become a subsidiary of the Up-C Subsidiary, whether by sale, contribution, merger or similar transaction, and (2) the consideration payable to the Members may be in the form of (i) a class of buyer common stock with both voting and economics rights (“Class A Stock”) or (ii) a class of buyer common stock with only voting and no economic rights, together with a corresponding number of units of the Up-C Subsidiary (“Class B Stock with Units”), then, subject to obtaining the Requisite Vote (as defined below) of the Members to the sale transaction the Board shall have the power to determine whether a Member will receive Class A Stock Class B Stock with Units or a combination thereof. The Members acknowledge and agree that giving the Board the power to determine the type of consideration is in the best interests of the Members and in particular may, facilitate the ability to achieve the requisite "public float" required to list a buyer’s Class A Stock on a national securities exchange. The Members acknowledge and agree that the Member’s tax treatment with respect to the transaction may differ depending on whether it receives Class A Stock or Class B Stock with Units. The Members hereby acknowledge and agree that the requisite Member vote for a sale transaction is (1) the affirmative vote of the holders of a majority of the Investor Units and Class I Preferred Units voting together as a class and (2) the affirmative vote of the holders of a majority of the Class I Preferred Units that are Pre-Payout Class I Preferred Units Voting separately as a class (the “Requisite Vote”). At the time of such transaction once the Requisite Vote is obtained the Members shall, and hereby agree to take any and all actions deemed necessary or appropriate by the Board to effect such sale transaction, including the allocation of consideration determined by the Board.

(d) Each Member hereby makes, constitutes and appoints the secretary of the Company as its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file and record any instrument that is now or may hereafter be deemed necessary by the Company in its reasonable discretion to carry out fully the provisions and the agreements, obligations and covenants of such member in this Section 7.2 Each Member hereby gives such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with such Member’s obligations and agreements pursuant to this Section 7.2 as fully as such Member might or could do personally, and hereby ratifies and confirms all that any such attorney-in-fact shall lawfully do or cause to be done by virtue of the power of attorney granted hereby. The power of attorney granted pursuant to this Section 7.2 is a special rower of attorney, coupled with an interest, and is irrevocable, and shall survive the bankruptcy, insolvency, dissolution or cessation of existence of the applicable Member.

4. Miscellaneous.

(a) In accordance with the terms of the LLC Agreement, this Third Amendment may be effected by written instrument adopted, executed and agreed to by the Company (upon Board approval) and all of the Members.

(b) Except as expressly amended by this Third Amendment, the provision of the LLC Agreement are and shall remain in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

(c) This Third Amendment has been executed and delivered and shall be construed, interpreted and governed pursuant to and in accordance with the laws of the State of Delaware, without giving effect to any conflict of laws principles or rules, whether of the State of Delaware or of any other jurisdiction, which, if applied, might permit or require the application of the laws of another jurisdiction.

(d) If any provision of this Third Amendment, or any application thereof; is held invalid, illegal, or unenforceable in any respect under any applicable law, this Third Amendment shall be reformed to the extent necessary to conform, in each case consistent with the intention of the Board, to such applicable law, and, to the extent such provision cannot be so reformed, then such provision (or the invalid, illegal, or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Third Amendment as the case may be. and the validity, legality, and enforceability of the remaining provisions contained herein (and any other application of such provision) shall not in any way be affected or impaired thereby.

(e) This Third Amendment may be executed in multiple counterparts, each of which, when executed, shall be deemed an original, and all of which shall constitute one and the same instrument.

[Signature page Follows.]

IN WITNESS WHEREOF, the undersigned haw executed this Third Amendment to be effective as of the date first written above.

COMPANY:

ALEANNA ENERGY, LLC

By:	/s/ William Dirks
Name:	William Dirks
Title:	CEO

MEMBERS:

BLUESCAPE RESOURCES COMPANY, LLC

By:	/s/ Tristan Yopp
Name:	Tristan Yopp
Title:	Vice President

BONANZA RESOURCES (TEXAS) INC.

By:	/s/ Byron Coulthard
Name:	Byron Coulthard
Title:	President

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